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                                                                    EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-33655) of Block Financial Corporation and in the Registration Statements on Form S-3 (No. 333-33655-01) and Form S-8 (Nos. 33-64147, 333-42143, 333-42736, 333-42740, 333-56400, 333-70400, 333-70402,
333-106710) of H&R Block, Inc. of our report dated June 10, 2003, except for
Note 2 as to which the date is July 29, 2005, and Note 19 and Note 22 as to which the date is August 4, 2005,relating to the financial statements of H&R Block, Inc., which appears in this Annual Report on Form 10-K/A. We also consent to the incorporation by reference of our report dated June 10, 2003, except for
Note 2 as to which the date is July 29, 2005, and Note 19 and Note 22 as to which the date is August 4, 2005, relating to the financial statement schedule, which appears in this Annual Report on Form 10-K.

/s/PricewaterhouseCoopers LLP

Kansas City, Missouri
August 4, 2005